Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,331,703)
Unrealized Gain (Loss) on Market Value of Futures	(1,841,390)
Dividend Income	148
Interest Income	1,229
ETF Transaction Fees	700
Total Income (Loss)	$(4,171,016)

Expenses
General Partner Management Fees	$28,209
Professional Fees	11,726
Brokerage Commissions	2,642
Non-interested Directors' Fees and Expenses	481
Prepaid Insurance Expense	313
Total Expenses	43,371
Expense Waiver	(9,471)
Net Expenses	$33,900
Net Income (Loss)	$(4,204,916)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/14	$49,649,318
Withdrawals (200,000 Shares)	(7,723,125)
Net Income (Loss)	(4,204,916)

Net Asset Value End of Month	$37,721,277
Net Asset Value Per Share (1,000,000 Shares)	$37.72

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612